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                        D O R S E Y & W H I T N E Y L L P

                             Pillsbury Center South
                             220 South Sixth Street
                        Minneapolis, Minnesota 55402-1498
                            Telephone: (612) 340-2600
                               Fax: (612) 340-2868



                                                                     Exhibit 5.1
Conseco Finance Corp.
1100 Landmark Towers
345 St. Peter Street
St. Paul, MN 55102-1639

Conseco Finance Securitizations Corp.
1100 Landmark Towers
345 St. Peter Street
St. Paul, MN 55102-1639

     Re: Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to Conseco Finance Corp., a Delaware corporation (the "Company"), and Conseco Finance Securitizations Corp., a Minnesota corporation ("CFSC"), in connection with the preparation of a Registration Statement on Form S-3 filed by the Company and CFSC with the Securities and Exchange Commission on October 18, 2000 (the "Registration Statement"), relating to the registration by the Company of $3,000,000,000 of Certificates for Home Improvement and Home Equity Loans (the "Certificates") and Loan-Backed Notes (the "Notes"). The Certificates and Notes are collectively referred to herein as the "Securities." The Securities will be issued from time to time in series,

          (i) with respect to Certificates issued by a Trust characterized for federal income tax purposes as a real estate mortgage investment conduit ("REMIC"), under a separate Pooling and Servicing Agreement in substantially the form filed (or incorporated by reference) as Exhibit 4.1 to the Registration Statement (each such agreement, a "Pooling and Servicing Agreement"), among CFSC, as seller, the Company, as originator and servicer and (with respect to some series) guarantor, and a bank or trust company, as trustee (the "Trustee"); or

          (ii) with respect to Certificates issued by a Trust characterized for tax purposes as a grantor trust, under a separate Pooling and Servicing Agreement in substantially the form filed (or incorporated by reference) as
     Exhibit 4.5 to the Registration Statement, among CFSC, as seller, the Company, as originator and servicer and (with respect to some series) guarantor, and a bank or trust company, as Trustee; or

          (iii) with respect to Securities issued by a Trust characterized as an owner trust treated as a partnership for tax purposes, under a combination of (a) a separate Trust Agreement in substantially the form filed (or incorporated by reference) as Exhibit 4.3 to the Registration Statement (each such Agreement, a "Trust Agreement"), (b) a separate Sale and Servicing Agreement in substantially the form filed (or incorporated by reference) as Exhibit 4.2 to the Registration Statement (each such Agreement, a "Sale and Servicing Agreement"), and, if such Trust issues Notes, a separate Indenture in substantially the form filed (or incorporated by reference) as Exhibit 4.4 to the Registration Statement (each such Indenture, an "Indenture").

     The Company may provide a Limited Guaranty (the "Limited Guaranty") with respect to one or more classes of any series of Securities.
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Conseco Finance Corp.
Conseco Finance Securitizations Corp.
October 19, 2000
Page 2


     We have examined the Registration Statement, the forms of agreements filed as exhibits thereto, and such other documents, and have reviewed such questions of law, as we have considered necessary and appropriate for the purposes of this opinion. Based on the foregoing, we are of the opinion that:

     1. Each Pooling and Servicing Agreement, when it has been duly authorized by the Board of Directors of the Company and the Board of Directors of CFSC and duly executed and delivered by the Company, CFSC and the Trustee, will constitute the valid and binding obligation of the Company and CFSC, and the Limited Guaranty of the Company, if any, provided for therein will constitute the valid and binding obligation of the Company.

     2. Each series of Certificates, when duly executed and delivered in accordance with the terms of the related Pooling and Servicing Agreement or Trust Agreement, will be legally issued, fully paid and non-assessable, and the holders of such Certificates will be entitled to the benefits of the related Pooling and Servicing Agreement or Trust Agreement, as the case may be.

     3. Each Sale and Servicing Agreement, when it has been duly authorized by the Board of Directors of the Company and the Board of Directors of CFSC and duly executed and delivered by the Company, CFSC and the Owner Trustee, will constitute the valid and binding obligation of the Company and CFSC, and the Limited Guaranty of the Company, if any, provided for therein will constitute the valid and binding obligation of the Company.

     4. Each Series of Notes, when duly authorized, executed and delivered in accordance with the terms of the related Indenture, will be legally issued and will constitute valid and binding obligations of the Trust, and the holders of such Notes will be entitled to the benefits of the Indenture.

     The opinions set forth above are subject to the following qualifications and exceptions:

          (a) In rendering the opinions set forth above, we have assumed that, at the time of the execution of the applicable Agreements and the execution and delivery of the related series of Securities, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Securities or any Limited Guaranty, the Registration Statement will have been declared effective by the Commission and will continue to be effective, the Securities and the Limited Guaranty will be issued and sold as described in the Registration Statement, none of the particular terms of a series of Securities will violate any applicable law and neither the issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

          (b) Our opinions in paragraphs 1, 3 and 4 above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors' rights.

          (c) Our opinion in paragraphs 1, 3 and 4 above are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

          (d) Minnesota Statutes section 290.371, Subd. 4, provides that any corporation required to file a Notice of Business Activities Report does not have a cause of action upon which it may bring suit under Minnesota law unless the corporation has filed a Notice of Business Activities Report and provides that the use of the courts of the State of Minnesota for all contracts executed and all causes of action that arose before the end of any period for which a corporation failed to file a required report is precluded. Insofar as
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Conseco Finance Corp.
Conseco Finance Securitizations Corp.
October 19, 2000
Page 3


     our opinion may relate to the valid, binding and enforceable character of any agreement under Minnesota law or in a Minnesota court, we have assumed that any party seeking to enforce such agreement has at all times been, and will continue at all times to be, exempt from the requirement of filing a Notice of Business Activities Report or, if not exempt, has duly filed, and will continue to duly file, all Notice of Business Activities Reports.

     Our opinions expressed above are limited to the laws of the State of Minnesota, the Delaware General Corporation Law and Delaware Business Trust Act.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus comprising part of the Registration Statement.

Dated: October 19, 2000

                                        Very truly yours,

                                        /s/ Dorsey & Whitney LLP

CFS